Exhibit 10.4

IMPORTANT NOTICE

THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.

SECOND AMENDMENT

TO REVOLVING NOTE

THIS SECOND AMENDMENT TO REVOLVING NOTE (“Second Amendment”) is made as of July 11, 2006, by and among EFJ, Inc., a Delaware corporation (“EFJ”), E. F. Johnson Company, a Minnesota corporation (“E. F. Johnson”), Transcrypt International, Inc., a Delaware corporation (“Transcrypt” and together with EFJ and E. F. Johnson, collectively the “Original Borrower”), and 3e Technologies International, Inc., a Maryland corporation (“3e Technologies” and together with the Original Borrower, jointly and severally, the “Borrower”), and Bank of America, N.A., a national banking association (the “Lender”).

RECITALS

A.	The Original Borrower entered into that certain Revolving Note, dated as of November 15, 2002, as modified by that certain First Amendment to Revolving Note, dated as of September 13, 2004, in the maximum principal amount of Fifteen Million and 00/100 Dollars ($15,000,000.00) and payable to the order of the Lender (the “Revolving Note”).

A.	The Revolving Note evidences the Original Borrower’s obligations to repay advances of principal made by Lender under that certain Revolving Line of Credit Loan Agreement and Security Agreement, dated as of November 15, 2002, as amended by that certain First Amendment to Revolving Line of Credit Loan Agreement and Security Agreement dated as of September 13, 2004, by and among the Original Borrower and the Lender (said Loan Agreement, as so amended, the “Original Loan Agreement”). The Revolving Note is governed, in part, by certain provisions of the Original Loan Agreement.

B.	The Original Loan Agreement has been modified pursuant to that certain Second Amendment to Revolving Line of Credit Loan Agreement and Security Agreement, dated as of the date hereof, by and among Original Borrower, 3e Technologies and Lender (the Original Loan Agreement, as so modified, being referred to hereafter as the “Loan Agreement”) to, among other things, (i) add 3e Technologies as a co-borrower of the Revolving Loan and co-obligor and party to the Loan Agreement, (ii) govern and secure a term loan facility from Lender to Borrower in the original principal amount of Fifteen Million and 00/100 Dollars ($15,000,000.00), and (iii) for certain other purposes, as more fully set forth therein.

C.	Borrower and Lender desire to amend the Revolving Note to, among other things, add 3e Technologies as a co-borrower and obligor under the Revolving Note, to amend the payment schedule and maturity date of the Revolving Note, and for certain other purposes, as more fully set forth herein.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree as follows:

1.	Capitalized Terms. Capitalized terms used in this Second Amendment but not defined herein have the meanings ascribed to them in the Revolving Note.

2.	Definition of Borrower; Addition of 3e Technologies as a Co-Borrower. 3e Technologies is hereby added as a co-borrower of the revolving line of credit loan evidenced by the Revolving Note. The term “Borrower” as set forth in the Revolving Note, as modified hereby, shall mean 3e Technologies, Transcrypt, EFJ and E. F. Johnson, jointly and severally. 3e Technologies is obligated and liable to pay all amounts owing under the Revolving Note, as modified hereby, including, without limitation, all principal, interest, late charges, fees and costs (including attorneys’ fees, costs and expenses). The obligations, provisions, agreements, grants, transfers, covenants, representations and warranties of 3e Technologies, Transcrypt, EFJ, and E. F. Johnson under the Revolving Note, as modified hereby, and under the other documents evidencing, securing, guaranteeing or supporting the subject revolving line of credit loan evidenced by the Revolving Note as modified hereby (collectively, the “Loan Documents”) shall be and is hereby joint and several. EFJ, E. F. Johnson, Transcrypt and 3e Technologies hereby acknowledge, confirm and agree that on and as of the date of this Second Amendment, 3e Technologies (along with EFJ, E. F. Johnson and Transcrypt) is included in the definition of “Borrower” under the Revolving Note, as modified hereby, for all purposes thereof, and as such assumes and shall be jointly and severally liable, as provided in the Revolving Note, as modified hereby, and in the other Loan Documents for all indebtedness, liabilities and obligations thereunder (whether incurred or arising prior to, on, or subsequent to the date of this Second Amendment) and is otherwise bound by all of the terms, provisions and conditions thereof.

3.	Interest. Section 1 of the Note entitled “Interest” is hereby deleted in its entirety and restated as follows:

“1.	Interest. Commencing as of the date hereof and continuing until repayment in full of all sums due hereunder, interest on the principal balance outstanding from time to time shall accrue at a fluctuating annual rate equal to the “LIBOR-Based Rate” (as hereinafter defined). The LIBOR-Based Rate is equal to the “LIBOR Rate” (as hereinafter defined) in effect from time to time plus the applicable “LIBOR Margin” (as defined below). The “LIBOR Rate” means the interest rate determined by the following formula, rounded upward to the nearest 1/100 of one percent.

LIBOR Rate =	London Inter-Bank Offered Rate
(1.00 - Reserve Percentage)

“London Inter-Bank Offered Rate” means the average per annum interest rate at which U.S. dollar deposits would be offered for an “Interest Period” of one (1) month by major banks in the London inter-bank market, as shown on the Telerate Page 3750 (or any successor page) at approximately 11:00 a.m. London time two (2) London Banking Days before the commencement of the Interest Period. If such rate does not appear on the Telerate Page 3750 (or any successor page), the rate for that Interest Period will be determined by such alternate method as reasonably selected by Lender. A “London Banking Day” is a day on which Lender’s London Banking Center is open for business and dealing in offshore dollars. “Reserve Percentage” means the total of the maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in Federal Reserve Board Regulation D, rounded upward to the nearest 1/100 of one percent. The percentage will be expressed as a decimal, and will include, but not be limited to, marginal, emergency, supplemental, special, and other reserve percentages. The first day of the Interest Period must be a day other than a Saturday, or a Sunday on which Lender is open for business in New York and London and dealing in offshore dollars (a “LIBOR Banking Day”). The last day of the Interest Period and the actual number of days during the Interest Period will be determined by Lender using the practices of the London inter-bank market. Absent manifest error, the Lender’s certificate to the Borrower stating the LIBOR Rate for each Interest Period shall be conclusive.

The “LIBOR Margin”, which will be based on the Borrower’s ratio of “Debt” (as defined in the Loan Agreement (as defined below)) to “EBITDA” (as defined in the Loan Agreement), is the applicable annual rate of interest shown in the Performance Pricing Grid set forth below.

The rate at which interest shall accrue under this Note may change immediately upon any change at the commencement of each Interest Period (if the London Inter-Bank Offered Rate has changed) and/or upon any change in the LIBOR Margin.

If the LIBOR Rate is discontinued or unavailable, interest on the outstanding principal balance shall accrue under at the “Prime Rate” (as hereafter defined) plus the applicable “Prime Margin” (as defined below). The “Prime Rate” is a fluctuating rate announced by the Lender from time to time, in the Lender’s sole discretion, as the Lender’s Prime Rate. Changes in the Prime Rate will be effective, without prior notice, as of the date any change is announced. The Prime Rate is a reference rate only; it is not necessarily the most favorable rate of interest that the Lender charges to any borrower or class of borrowers. The “Prime Margin”, which will be based on the Borrower’s ratio of Debt to EBITDA, is the applicable annual rate of interest shown in the Performance Pricing Grid set forth below.

Performance Pricing Grid means the following table:

	Level 1	Level 2	Level 3	Level 4
Debt/ EBITDA	Ratio >2.50x	2.50 ≥ Ratio >2.25	2.25 ≥ Ratio > 1.00	Ratio ≤ 1.00x
LIBOR +	1.75%	1.50%	1.25%	1.00%
Prime Rate +	2.00%	1.75%	1.50%	1.25%

All interest payable under the terms of this Note shall be calculated by applying a daily interest rate, determined by multiplying the outstanding principal balance by the applicable annual interest rate and dividing the resulting product by 360, to the actual number of days principal is outstanding.”

1.	Payments and Maturity. Section 2 of the Note entitled “Payments and Maturity” is hereby deleted in its entirety and restated as follows:

“2.	Payments and Maturity. The unpaid Principal Sum, together with interest thereon at the rate or rates provided above, shall be payable as follows:

a. interest shall be due and payable quarterly, commencing on the first day of the first calendar quarter after the date of this Note, and on the first day of each succeeding calendar quarter.

b. unless sooner paid, the unpaid Principal Sum, together with all interest accrued and unpaid thereon, and all other amounts owing under this Note shall be due and payable in full on June 30, 2010 (the “Maturity Date”). If the Loan Agreement provides for the Borrower to make additional payments on account of the Principal Sum from time to time, the Borrower promises to make those payments at the time and in the manner specified in the Loan Agreement. Notwithstanding the foregoing Maturity Date and provided no “Event of Default” (as hereinafter defined) has occurred, Lender may (by written notice delivered to Borrower), as determined in Lender’s sole and absolute discretion, elect to extend the Maturity Date upon such terms and conditions as may be acceptable to Lender, in Lender’s sole and absolute discretion. Borrower shall, upon the request of Lender, execute all documents and take all action necessary or requested by Lender to effectuate or evidence such extension, all at the sole cost of Borrower.”

2.	Definition of Loan Agreement. Section 6 of the Revolving Note is hereby deleted in its entirety and the following is substituted therefor:

“6.	Loan Agreement. This Note is the “Revolving Note” described in that certain Revolving Line of Credit Loan Agreement and Security Agreement of even date herewith (said Loan Agreement, as the same may be amended from time to time, the “Loan Agreement”) by and between the Borrower and the Lender. The indebtedness evidenced by this Note is included within the meaning of the term “Debt” as defined in the Loan Agreement. The term “Loan Documents” as used in this Note shall have the meaning ascribed to that term in the Loan Agreement. Capitalized terms used in this Note but not defined herein have the meanings ascribed to them in the Loan Agreement.”

3.	Reaffirmation of terms; no offsets or defenses. Except as modified by this Second Amendment, the Revolving Note remains in full force and effect and unmodified. Borrower warrants and represents that it has no offsets or defenses to its obligations under the Revolving Note, as modified by this Second Amendment.

4.	Confession of judgment. The Borrower hereby appoints or reappoints (as the case may be) Joseph P. Corish and Jennifer A. Brust, and each of them, as the Borrower’s true and lawful attorney-in-fact, for the Borrower, in the Borrower’s name, place and stead, to confess judgment against the Borrower, following the occurrence of an Event of Default, in the office of the Clerk of the Circuit Court of Montgomery County, Maryland, for the outstanding principal balance owing under the Revolving Note, as amended hereby, together with interest, late payment charges, court costs, and attorneys fees of Fifteen Percent (15%) of the then outstanding principal balance, hereby ratifying and confirming the acts of said attorney-in-fact as if done by the Borrower. Notwithstanding the amount confessed for attorneys fees, Lender agrees that enforcement of the judgment for such attorneys fees so confessed shall not exceed the amount of fees and expenses actually charged by counsel for Lender for services rendered by counsel in connection with the confession of such judgment and the collection of the sums owing by Borrower to Lender. The Borrower consents to immediate execution of any such confessed judgment and waives the benefit of any exemption laws. Any provisions set forth hereafter regarding arbitration of disputes between the Borrower and the Lender shall not be deemed to limit Lender’s right to have the attorneys-in-fact named in this paragraph confess judgment against the Borrower in favor of the Lender following the occurrence of an Event of Default.

5.	Arbitration. Provisions of the Loan Agreement specifying that certain disputes between the Borrower and the Lender shall be resolved by binding arbitration are incorporated by reference into the Revolving Note as modified by this Second Amendment and shall have the same force and effect as if fully set forth in the Revolving Note as modified by this Second Amendment.

6.	Lender consent. Lender has executed this Second Amendment for the sole purpose of evidencing its consent hereto, and not for the purpose of becoming liable on the Revolving Note, as modified by this Second Amendment, as a co-maker, endorser or guarantor.

(Signatures and Notary Acknowledgments on following pages)

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Second Amendment under seal as of the day and year first hereinabove set forth, the Lender having executed this Second Amendment for the sole purpose of evidencing its consent to the amendments herein contained and not for the purpose of becoming a co-maker of the Revolving Note as modified by this Second Amendment.

EFJ, INC., a Delaware corporation

By:	/s/ Jana Ahlfinger Bell	(SEAL)
Name:	Jana Ahlfinger Bell
Title:	Chief Financial Officer

E. F. JOHNSON COMPANY, a Minnesota corporation

By:	/s/ Jana Ahlfinger Bell	(SEAL)
Name:	Jana Ahlfinger Bell
Title:	Chief Financial Officer

TRANSCRYPT INTERNATIONAL, INC., a Delaware corporation

By:	/s/ Jana Ahlfinger Bell	(SEAL)
Name:	Jana Ahlfinger Bell
Title:	Chief Financial Officer

3e TECHNOLOGIES INTERNATIONAL, INC., a Maryland corporation

By:	/s/ Jana Ahlfinger Bell	(SEAL)
Name:	Jana Ahlfinger Bell
Title:	Secretary

BANK OF AMERICA, N.A.

By:	/s/ Michael J. Landini	(SEAL)
Name:	Michael J. Landini
Title:	Senior Vice President

State of Texas	)
County of Dallas	) To Wit:

Acknowledged before me by Jana Ahlfinger Bell as Chief Financial Officer of EFJ, Inc., a Delaware corporation, this 6th day of July, 2006.

[SEAL]	/s/ Amy M. Fritts
Notary Public

My commission expires: November 7, 2009

State of Texas	)
County of Dallas	) To Wit:

Acknowledged before me by Jana Ahlfinger Bell as Chief Financial Officer of E. F. Johnson Company, a Minnesota corporation, this 6th day of July, 2006.

[SEAL]	/s/ Amy M. Fritts
Notary Public

My commission expires: November 7, 2009

State of Texas	)
County of Dallas	) To Wit:

Acknowledged before me by Jana Ahlfinger Bell as Chief Financial Officer of Transcrypt International, Inc., a Delaware corporation, this 6th day of July, 2006.

[SEAL]	/s/ Amy M. Fritts
Notary Public

My commission expires: November 7, 2009

State of Texas	)
County of Dallas	) To Wit:

Acknowledged before me by Jana Ahlfinger Bell as Secretary of 3e Technologies International, Inc., a Maryland corporation, this 7th day of July, 2006.

[SEAL]	/s/ Amy M. Fritts
Notary Public

My commission expires: November 7, 2009

State of	)
County of	) To Wit:

Acknowledged before me by Michael J. Landini as Senior Vice President of Bank of America, N.A., this      day of                     , 2006.

[SEAL]
Notary Public

My commission expires: